Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Applied Digital Solutions, Inc. (formerly, Applied Cellular Technology, Inc.) of our report dated March 3, 2000, relating to the financial statements and financial statement schedule which appears in Applied Digital Solutions, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/S/ PRICEWATERHOUSECOOPERS LLP
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PricewaterhouseCoopers LLP

St. Louis, Missouri
May 26, 2000